Exhibit 10.4

Veeco Instruments Inc.

1 Terminal Drive

Plainview, New York 11803 U.S.A.

Phone (516) 677-0200

Fax (516) 677-0380

www.veeco.com

March 22, 2019

William J. Miller, Ph.D

Dear Bill:

Reference is made to the letter agreement between Veeco and you dated August 29, 2018 (the “Letter Agreement”).  This letter will confirm the parties’ agreement to amend the Letter Agreement, effective as of the date hereof, as follows:

The row entitled “2019 Annual Equity Award” in Exhibit A to the Letter Agreement shall be deleted in its entirety and the following shall be substituted therefor:

2019 Annual Equity Award

$1,500 to be granted in conjunction with 2019 annual award program (determined based upon an assumed value of the common stock of the Company of $15.00 per share), or 100,000 shares:

•60% to be performance-based restricted stock units

•40% to be time-based restricted stock subject to ratable 4-year vesting

Except as set forth above, the Letter Agreement shall continue in accordance with its terms.  Executive agrees that the modification of the terms of his employment as set forth above shall not constitute Good Reason.

Please sign and return a copy of this letter to signify your agreement.

Sincerely,

/s/ Robert W. Bradshaw

Robert W. Bradshaw
Sr. Vice President, Human Resources
ACCEPTED AND AGREED:

/s/ William J. Miller

William J. Miller, Ph.D.